                                                              AFFILIATED
                                   SECURITY                   PRINCIPAL                           PURCHASE SHARES/PAR
          FUND NAME               DESCRIPTION     TRADE DATE UNDERWRITER     EXECUTING BROKER       PRICE    AMOUNT
---------------------------- -------------------- ---------- ----------- ------------------------ -------- ----------
       Mid Cap Growth          CB Richard Ellis    11/12/08  Wells Fargo Credit Suisse Securities  $ 3.77      29200
                              Group Inc, Class A             Securities
      Small Cap Growth          CB Richard Ellis   11/12/08  Wells Fargo Credit Suisse Securities  $ 3.77     331900
                              Group Inc, Class A             Securities
      Small Cap Growth         MSCI Inc. Common    05/19/09    Wachovia       Morgan Stanley       $21.50    138,900
                                Stock - Class A
       Discovery Fund           Steel Dynamics     06/03/09    Wachovia   Merrill Lynch, Pierce,   $13.50      70950
                                                                                  Fenner
       Enterprise Fund          Steel Dynamics     06/03/09    Wachovia   Merrill Lynch, Pierce,   $13.50      56350
                                                                                  Fenner
    Small Cap Value Fund        Steel Dynamics     06/03/09    Wachovia   Merrill Lynch, Pierce,   $13.50     505200
                                                                                  Fenner
      Common Stock Fund       Capital Source Inc   07/14/09  Wells Fargo       Credit Suisse       $ 4.10    560,000
                                     REIT                    Securities
Small Cap Opportunities Fund    Ocwen Financial    08/13/09  Wells Fargo     Barclays Capital      $ 9.00     84,200
                                     Corp